                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-4




Section 7.3 Indenture                             Distribution Date: 5/17/2004
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(i)    Amount of Net Swap Payment                                         0.00
       Amount of Net Swap Receipt                                 2,935,856.00

(ii)   Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(iii)  Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest                               3,850,000.00
              Class B Note Interest                                  92,088.89
              Class C Note Interest                                 160,000.00
                      Total                                       4,102,088.89

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
              Class A Note Interest                                    4.58333
              Class B Note Interest                                    1.31556
              Class C Note Interest                                    1.77778

(iv)   Aggregate Outstanding Principal Balance of the Notes
              Class A Note Principal Balance                       840,000,000
              Class B Note Principal Balance                        70,000,000
              Class C Note Principal Balance                        90,000,000

(v)    Amount on deposit in Owner Trust Spread Account           10,000,000.00

(vi)   Required Owner Trust Spread Account Amount                10,000,000.00



                                                By:
                                                  ------------------------
                                                Name:  Patricia M. Garvey
                                                Title: Vice President